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                                                                  Exhibit 10.13A

                             FIRST AMENDMENT TO THE
           REESTABLISHED RETIREMENT PLAN FOR SALARIED EMPLOYEES OF
                        KEWAUNEE SCIENTIFIC CORPORATION

     WHEREAS, Kewaunee Scientific Corporation (the "Company") maintains the Reestablished Retirement Plan for Salaried Employees of Kewaunee Scientific Corporation (the "Plan");

     WHEREAS, the Plan was amended and restated in its entirety effective May 1, 1989; and

     WHEREAS, the Company now wishes to amend the Plan;

     NOW THEREFORE, pursuant to the authority reserved to the Company under
Section 12.2, the Plan be and hereby is amended, effective May 1, 1989, in the following particulars:

     1. Section 6.2(a) is amended by adding the following as new paragraphs at the end:

     "Participants on April 30, 1985 will receive the larger of the benefit described above or one percent of Final Average Compensation times Years of Credited Service.

     Notwithstanding the foregoing, a participant's or prior plan participant's benefit amount as determined above shall be offset by the value of the benefit distributed to or on behalf of the participant from the prior plan, if any."

     2.   The first paragraph of Section 6.2(b) is amended to read as follows:

     "The Accrued Benefit of a Participant who either was a Participant and had an Accrued Benefit on the Effective Date, or whose Final Average Compensation includes years prior to May 1, 1994 in which his compensation exceeded $200,000 (as adjusted) for plan years prior to January 1, 1994 or $150,000 for plan years beginning on or after January 1, 1994, or both, shall be determined as follows:"